UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 25, 2007

Exact name of registrant as specified in its charter	Baldor Electric Company

State or other jurisdiction of incorporation	Missouri

Commission File Number	01-07284

IRS Employer Identification No	43-0168840

Address of principal executive offices	5711 R. S. Boreham, Jr., St
Fort Smith, Arkansas

Zip Code	72901

Registrant’s telephone number, including area code	479-646-4711

Former name or former address, if changed since last report	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 25, 2007, Baldor Electric Company (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”), by and between the Company and UBS Securities LLC (the “Common Representative”), as representative of the several underwriters named therein, for the sale of 10,294,118 shares of common stock, par value $0.10 per share (the “Common Stock”), of the Company. A copy of the Common Stock Underwriting Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The shares of Common Stock were sold under the Company’s Form S-3 shelf registration statement (No. 333-139854) (the “Form S-3”) and are expected to yield approximately $334,250,011 in total proceeds to the Company, before expenses. In addition, the Company has granted the Common Representative an option, exercisable until February 24, 2007, to purchase up to an additional 1,430,882 shares of Common Stock at the public offering price, less an underwriting discount of $1.53 per share, to cover over-allotments, if any. Under the terms of the Common Stock Underwriting Agreement, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from any untrue statement of a material fact related to the Company contained in the Company’s registration statement, the preliminary prospectus, any issuer free writing prospectus or the final prospectus or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

On January 25, 2007, the Company entered into an underwriting agreement (the “Senior Notes Underwriting Agreement”), by and between the Company and BNP Paribas Securities Corp., as representative of the several underwriters named therein, for the sale by the Company of $550,000,000 aggregate principal amount of 8 5/8% senior notes due 2017 (the “Senior Notes”). A copy of the Senior Notes Underwriting Agreement is attached to this report as Exhibit 10.2 and is incorporated herein by reference. The Senior Notes were sold under the Company’s Form S-3 and are expected to yield approximately $539,000,000 in total proceeds to the Company, before expenses. Under the terms of the Senior Notes Underwriting Agreement, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from any untrue statement of a material fact related to the Company contained in the Company’s registration statement, the preliminary prospectus, any issuer free writing prospectus or the final prospectus or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

BNP Paribas Securities Corp. is lender under, and will receive customary fees and expenses in connection with, the Company’s new senior secured credit facility that the Company intends to enter into at or prior to the consummation of its acquisition of substantially all of the Power Systems business of Rockwell Automation, Inc.

In connection with the issuance of the Common Stock, a form of Common Stock certificate is attached as Exhibit 4.1 and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On January 25, 2007, the Company issued a press release announcing that it had set the price for the concurrent public offerings of its common stock and unsecured senior notes. A copy of the press release is included as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

See exhibit index hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baldor Electric Company
(Registrant)

Date January 30, 2007	/s/ Ronald E. Tucker
Ronald E. Tucker
Chief Financial Officer and Secretary
(Principal Financial Officer)

INDEX OF EXHIBITS

Exhibit No.	Description

4.1	Specimen of Certificate Representing Common Stock, par value $0.10 per share

10.1	Common Stock Underwriting Agreement, dated January 25, 2007

10.2	Senior Notes Underwriting Agreement, dated January 25, 2007

99.1	Press release issued by the Company, dated January 25, 2007